SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 17, 2005
COMPASS BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-31272	63-0593897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 South 20th Street, Birmingham, Alabama	35233
(Address of principal offices)	(Zip Code)

Registrant’s telephone number, including area code:	(205) 297-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On September 19, 2005, Compass Bancshares, Inc. (“Compass”) and TexasBanc Holding Co. (“TexasBanc”) issued a news release announcing that Compass and TexasBanc had entered into an Agreement and Plan of Merger dated as of September 17, 2005 (the “Merger Agreement”) pursuant to which TexasBanc will merge with and into a wholly-owned subsidiary of Compass. Subject to the terms and conditions of the Merger Agreement, TexasBanc shareholders will have the right, subject to proration, to elect to receive cash or Compass common stock, in either case having a value based on a fixed exchange ratio equal to $1,252.97 plus 26.6987 Compass shares. The total consideration consists of approximately 5.0 million Compass shares and $232 million in cash. The actual value of the Merger consideration to be paid upon closing will depend on the average stock price of Compass shortly prior to completion of the Merger. The Merger is subject to customary closing conditions, including regulatory approvals and approval by the shareholders of TexasBanc. Certain shareholders of TexasBanc’s common stock have agreed to support the transaction.
The news release issued by Compass announcing the Merger is included as Exhibit 99.1 to this report and is incorporated into this Item 8.01 by reference (the “News Release”).
FORWARD-LOOKING STATEMENTS
This filing may contain forward-looking statements about Compass, TexasBanc and/or the combined company that involve inherent risks and uncertainties. These forward looking statements may include, among others, statements about expectations, strategic objectives, business prospects, plans, anticipated expenses and expense savings and financial results, future performance and other similar matters of Compass, TexasBanc and/or the combined company. Statements using such words as “may”, “will”, “expect”, “could”, “should” “would”, “estimate”, “believe”, “plan”, “anticipate”, and similar expressions are forward looking statements and are subject to numerous assumptions, risks and uncertainties.
A variety of factors may affect the operations, performance, business strategy and results of Compass, TexasBanc and/or the combined company and could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors include, but are not limited to, the ability to obtain governmental approvals of the Merger on the proposed terms and schedule; the failure of TexasBanc shareholders to approve the Merger; the risk that Compass and TexasBanc may not effect the proposed Merger; the risk that Compass and TexasBanc will not be able to successfully integrate TexasBanc, including integration of information systems and retention of key personnel; the risk that the cost savings and revenue synergies from the Merger may not be fully realized or may take longer to realize than expected; disruption from the Merger making it more difficult to maintain relationships with clients, employees or suppliers; financial market volatility; the strength of the U.S. and Texas economies in general and the strength of the local economies in which Compass, TexasBanc and/or the combined company conduct operations and may be different than expected resulting in deteriorating credit quality or a reduced demand for credit; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; unanticipated regulatory or judicial proceedings or rulings; the impact of changes in accounting principles; actions and initiatives by current and potential competitors; the ability to retain key personnel; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; and acts of terrorism or war. Additional factors that could cause Compass’ and TexasBanc’s results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Reports on Form 10-K of Compass, and in the Quarterly Reports on Form 10-Q of Compass filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). The forward-looking statements in this filing release speak only as of the date of the filing, and Compass and TexasBanc do not undertake any obligation to update any such forward-looking statements to reflect new or changed events.
ADDITIONAL INFORMATION ABOUT THIS TRANSACTION
The proposed Merger will be submitted to TexasBanc’s shareholders for their consideration. Compass will file a registration statement on Form S-4 that will include a proxy statement of TexasBanc, a prospectus of Compass and other relevant documents concerning the proposed Merger with the SEC. Shareholders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the registration statement and proxy statement/prospectus, as well as other filings containing information about Compass and TexasBanc, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at Compass’ website, www.compassweb.com, or TexasBanc’s website, www.texasbanc.com. Copies of the registration statement and proxy statement/prospectus and the SEC filings that will be incorporated by reference in the registration statement and proxy statement/prospectus can also be obtained, without charge, by directing a request to Ed Bilek at Compass at (205)297-3331 or to Charles Cox at (817)560-6400.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.	Description of Document

99.1	News release, dated September 19, 2005, issued by Compass
Bancshares, Inc.
99.2	Employee Communications — Merger Newsletter, dated September 19, 2005, issued by Compass Bancshares, Inc.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: September 19, 2005

COMPASS BANCSHARES, INC.
By:	/s/ Jerry W. Powell
Jerry W. Powell
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	News release, dated September 19, 2005, issued by Compass
Bancshares, Inc.
99.2	Employee Communications — Merger Newsletter, dated September 19, 2005, issued by Compass Bancshares, Inc.